                  AGREEMENT AND PLAN OF MERGER



                          BY AND AMONG



                      ELTRAX SYSTEMS, INC.,



                    HI-TECH ACQUIRING CORP.,

                    HI-TECH CONNECTIONS, INC.

                               AND

                       EDWARD C. BARRETT,

                     DANIEL M. CHRISTY, AND

                       DAVID R. HURLBRINK



                         EFFECTIVE AS OF

                         AUGUST 1, 1997

                        TABLE OF CONTENTS

                                                             PAGE
                                                             ----
ARTICLE 1.   THE MERGER                                        1
   1.1. The Merger.                                            1
   1.2. Surviving Corporation.                                 1
   1.3. Merger Consideration.                                  1
   1.4. Conversion of Shares.                                  3
   1.5. Closing.                                               3
   1.6. Articles of Incorporation.                             4
   1.7. Bylaws.                                                4
   1.8. Directors and Officers.                                4

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF HI-TECH AND
   THE SHAREHOLDERS                                            4
   2.1.  Corporate Organization.                               4
   2.2.  Capitalization.                                       5
   2.3.  Authorization.                                        5
   2.4.  Non-Contravention.                                    6
   2.5.  Financial Statements.                                 6
   2.6.  Accounts Receivable.                                  6
   2.7.  Liabilities.                                          6
   2.8.  Investigations; Litigation.                           6
   2.9.  Absence of Certain Changes.                           7
   2.10. Title to Property; Condition.                         7
   2.11. Tax Returns.                                          7
   2.12. Insurance.                                            7
   2.13. Benefit Plans.                                        8
   2.14. Contracts and Commitments; No Default.                8
   2.15. Labor Matters.                                        8
   2.16. Intellectual Property Rights.                         9
   2.17. Hazardous Substances and Hazardous Wastes.            9
   2.18. Brokers.                                             10
   2.19. Shareholders' Representations.                       10

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF PARENT          11
   3.1. Organization.                                         11
   3.2. Authority and Validity of Agreement.                  11
   3.3. Consents and Approvals.                               12
   3.4. Capitalization.                                       12
   3.5. Non-Contravention.                                    12

ARTICLE 4.  COVENANTS                                         12
   4.1. Hi-Tech's Agreements as to Specified Matters.         12
   4.2. Confidentiality.                                      12
   4.3. Further Assurances; Cooperation; Notification.        13
   4.4. Registration Rights.                                  13
   4.5. Conversion of Christy Option.                         13
   4.6. Devlin Debenture                                      13

ARTICLE  5.   CONDITIONS TO OBLIGATION OF PARENT AND  HI-
   TECH ACQUISITION SUB                                       14

ARTICLE 6.  CONDITIONS TO THE  OBLIGATIONS OF HI-TECH AND
   SHAREHOLDERS                                               14

ARTICLE 7.  TERMINATION AND ABANDONMENT                       15
   7.1. Methods of Termination.                               15
   7.2. Procedure Upon Termination.                           15

ARTICLE 8.  SURVIVAL AND INDEMNIFICATION                      15
   8.1. Survival.                                             15
   8.2. Indemnification by Parent.                            15
   8.3. Indemnification by Principal Shareholders.            16
   8.4. Limitation on Indemnification.                        16
   8.5. Indemnification De Minimis Threshold.                 16
   8.6. Claims for Indemnification.                           17
   8.7. Shareholder Payment of Indemnification Claims of
          Parent.                                             17

ARTICLE  9.   MISCELLANEOUS PROVISIONS                        18
   9.1. Expenses.                                             18
   9.2. Amendment and Modification.                           18
   9.3. Waiver of Compliance; Consents.                       18
   9.4. No Third Party Beneficiaries.                         18
   9.5. Notices.                                              18
   9.6. Assignment.                                           19
   9.7. Governing Law.                                        20
   9.8. Counterparts.                                         20
   9.9. Headings.                                             20
   9.10. Entire Agreement.                                    20
   9.11. Injunctive Relief.                                   20
   9.12. Arbitration.                                         20
   9.13. Attorneys Fees.                                      21
   9.14. Venue; Jurisdiction.                                 21
   9.15. Knowledge of Hi-Tech and Principal Shareholders.     21

                  AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER, dated as of August 15, 1997, but effective as of August 1, 1997 (the "Agreement"), is by and among ELTRAX SYSTEMS, INC., a Minnesota corporation (the "Parent"), HI-TECH ACQUIRING CORP., a Pennsylvania corporation and a wholly owned subsidiary of Parent ("Hi-Tech Acquiring Sub"), and HI-TECH CONNECTIONS, INC., a Pennsylvania corporation ("Hi-Tech"), Edward C. Barrett, Daniel M. Christy, and David R. Hurlbrink, the principal shareholders of Hi-Tech (collectively, the "Principal Shareholders").

                            RECITALS

     A. The Boards of Directors of Parent, Hi-Tech Acquiring Sub and Hi-Tech each have approved the merger of Hi-Tech Acquiring Sub with and into Hi-Tech, upon the terms and subject to the conditions set forth herein (the "Merger") and deem it advisable and in the best interests of their respective shareholders that the foregoing merger be consummated; and

     B. For federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of
Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW,    THEREFORE,   in   consideration   of   the    mutual
representations, warranties and covenants contained herein, the parties hereto agree as follows:


                             ARTICLE
                                1.
                           THE MERGER

      1.1.     THE MERGER.

     Simultaneously with the Closing (defined below), the parties hereto will effect the Merger by filing the required number of originals of the Articles of Merger in the form of Exhibit 1.1. The Merger will become effective at the time specified in the Articles of Merger (the "Effective Time").

      1.2.     SURVIVING CORPORATION.

      At the Effective Time, Hi-Tech Acquiring Sub will be merged with and into Hi-Tech, in accordance with the applicable provisions of the Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa CSA
Section 1101 ET. SEQ. (the "PBCL"), whereupon the separate existence of Hi-Tech Acquiring Sub will cease and Hi-Tech will continue as the
surviving corporation (the "Surviving Corporation").   The  identity,
existence,  rights,  privileges, powers,  franchises,  properties  and assets of Hi-Tech shall continue unaffected and unimpaired by the Merger, and all of the rights, privileges, powers, franchises, properties, and
assets of Hi-Tech   Acquiring  Sub  shall  be  vested  in   the   Surviving
Corporation.

      1.3.     MERGER CONSIDERATION.

     The  consideration  payable to the shareholders  of  Hi-Tech
(the  "Shareholders") shall consist of the following (the "Merger
Consideration"):

          (a) At the Closing, the Shareholders shall collectively receive One Hundred Fifty Thousand (150,000) shares of Parent common stock, par value $.01 per share (the "Initial Consideration");
     and

          (b) On March 25, 1998 (the "Distribution Date"), the Shareholders shall collectively be entitled to receive One Hundred Fifty (150,000) shares of Parent common stock, par value $.01 per share, (the "Deferred Consideration"), subject to the following adjustments:

               (i) To the extent that Hi-Tech's Profit (defined below) for the six month period ending December 31, 1997 is less than, or greater than One Hundred Eighty Thousand ($180,000) Dollars, then the Deferred Consideration shall be reduced by, or increased by, two shares of Parent common stock for each dollar of Profit less than, or greater than, One Hundred Eighty Thousand ($180,000)
          Dollars (the "Adjusted Deferred Consideration"); and

               (ii) If the Distribution Date Price (as defined below) is either greater than $8.50/share or less than $4.50/share, then the
          Adjusted Deferred Consideration will be modified (the "Modified Adjusted Deferred Consideration"), by multiplying the Adjusted Deferred Consideration by a fraction, the numerator of which, in the  event the Distribution Date Price is greater  than
          $8.50/share, shall be $8.50, and the denominator of which shall be the Distribution Date Price.  In the event the Distribution
          Date Price is less than $4.50/share, the numerator of  such fraction shall be $4.50, and the denominator shall equal the Distribution Date Price. By way of example only, assuming the Adjusted Deferred Consideration equals 150,000 shares, and the Distribution Date Price equals $9.00, the Modified Adjusted
          Deferred Consideration would equal: 150,000 x $8.50/$9.00 or
          141,667 shares of  Parent common stock.   If alternatively in
          this example the Distribution Date Price equaled $4.00, the Modified Adjusted Deferred Consideration would equal: 150,000 x $4.50/$4.00 or 168,750 shares of Parent common stock.

          (c) For purposes of this Section 1.3, Hi-Tech Profit shall mean net income computed in accordance with GAAP, but exclusive of the following expenses: (i) any charge for federal income taxes, (ii) costs directly related to adjustments to the opening balance sheet of the Surviving Corporation, such as amortization of goodwill; (iii) all administrative costs of the Parent such as officers' salary and rent and (iv) any cost or fee related to the Merger. The following costs shall be taken into account for purposes of computing the Hi-Tech Profit: (i) interest expense owed to Parent by the Surviving Corporation, which shall be charged at cost, (ii) the Surviving Corporation's allocable share (determined on a reasonable basis) of Consolidated Non-Administrative Parent Costs, (defined below) and (iii) any expense (charged at cost) arising from Parent's assumption of a function or operation previously conducted by Hi-Tech; provided, however, that the expense arising from such assumption shall not exceed the costs previously incurred by Hi-Tech in providing such function or operation. By way of example only, such expense would include Parent's costs arising out of its assumption of the accounts payable operations formerly conducted at Hi-Tech. Consolidated Non-Administrative Parent Costs shall include the expense of Parent benefits and insurance which can be directly traced to particular subsidiaries, such as health care or retirement plan costs; provided, however, that if the Surviving Corporation can provide substantially similar benefits at costs lower than Parent's expense (the "Lower Cost Option"), the Surviving Corporation's share of such

     Consolidated Non-Administrative Parent Costs shall not exceed the Lower Cost Option.

          (d) For the period July 1, 1997 through December 31, 1997, the Hi-Tech Profit shall be determined by mutual agreement between Edward C. Barrett and the Parent's chief financial officer, or in the absence of mutual agreement, by the Company's independent auditors, Coopers and Lybrand, PLLC.

          (e) For purposes of this Section 1.3, the Distribution Date Price shall mean the average closing trade price of Parent's common stock on the five business days preceding March 25, 1998, as reported by the Wall Street Journal.

      1.4.     CONVERSION OF SHARES.

     At the Effective Time:

          (a) Each share of Hi-Tech Common Stock outstanding immediately prior thereto will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into: (i)
     75.2634   shares  of  Parent  common  stock   (the   Initial
     Consideration), adjusted to the nearest whole number and (ii) the right to receive the shares of Parent common stock, adjusted to the nearest whole number, equal to each Shareholder's Distribution Percentage multiplied by the Modified Adjusted Deferred Consideration (collectively, the "Parent Common Stock"), as set forth below:



                                                               Distribution
   Shareholder                  Initial Consideration          Percentage
   -----------                  ---------------------          ------------
   Edward C. Barrett                89,187 shares               59.4581%
   Daniel M. Christy                13,246 shares                8.8309%
   David R. Hurlbrink                5,268 shares                3.5123%
   David W. Spatz                   22,579 shares               15.0527%
   Raymond H. Melcher Jr.           16,182 shares               10.7878%
   Timothy E. Devlin                 3,537 shares                2.3583%


          (b) Each share of common stock of Hi-Tech Acquiring Sub, no par value, issued and outstanding immediately prior thereto will, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of the common stock of the Surviving Corporation, no par value.

          (c) The Shareholders will cease to have any rights as shareholders of Hi-Tech, except such rights, if any, as they may have pursuant to the PBCL.

      1.5.     CLOSING.

     The closing of the Merger (the "Closing") will be held on or prior to August 15, 1997, as determined by Parent, or on such later date as Parent may decide (the "Closing Date"), but not later than August 31, 1997 (the "Termination Date"). The Closing will be held at the offices of Hi-Tech, 1037C MacArthur Road, Reading, PA 19605, or at such other location as Parent may decide.

      1.6.     ARTICLES OF INCORPORATION.

      The articles of incorporation of Hi-Tech as in effect immediately prior to the Effective Time will be the articles of incorporation of the Surviving Corporation until further amended in accordance with applicable law.

      1.7.     BYLAWS.

      The bylaws of Hi-Tech as in effect immediately prior to the Effective Time will be the bylaws of the Surviving Corporation until amended or repealed in accordance with the articles of incorporation of the Surviving Corporation and applicable law.

      1.8.     DIRECTORS AND OFFICERS.

      Immediately after the Effective Time of the Merger, the directors and officers of the Surviving Corporation will be as set forth below, and will serve in such capacities until their respective successors are duly elected and qualified:

     Directors                            Officers
     ---------                            --------
   Clunet R. Lewis                  Edward  C. Barrett - President
                                    Clunet  R. Lewis -  Secretary,
                                    Nicholas J. Pyett - Treasurer,
                                    Vice President  and  Chief
                                    Financial Officer


                             ARTICLE
                                2.
                 REPRESENTATIONS AND WARRANTIES
            OF HI-TECH AND THE PRINCIPAL SHAREHOLDERS

     Hi-Tech and each of the Principal Shareholders, jointly and severally, represent and warrant to Parent and to Hi-Tech Acquiring Sub that the following statements are true, complete and correct as of the date hereof and shall be true, complete and correct as of the Closing Date:




      2.1.     CORPORATE ORGANIZATION.

      Hi-Tech  is a corporation duly organized, validly  existing and  in  good standing under the laws of Pennsylvania,  has  full corporate power and authority to carry on its business as  it  is now  being conducted and to own, lease and operate its properties and  assets.  Hi-Tech has heretofore delivered to Parent complete
and   correct   copies  of  its  articles   or   certificate   of
incorporation and bylaws, as presently in effect.  Except as  set forth  on Schedule 2.1, Hi-Tech is duly qualified or licensed  to do  business as a foreign corporation and is in good standing  in every  jurisdiction  in which the character or  location  of  the properties  and assets owned, leased or operated  by  it  or  the
nature   of   the   business  conducted  by  it
requires   such qualification  or licensing, except where the failure  to  be
so qualified,   licensed  or  in  good  standing   in   such   other
jurisdiction could not, individually or in the aggregate, have  a material
adverse effect on the business of Hi-Tech  taken  as  a whole.   Copies of
such good standing and licensing certificates, dated  within  twenty (20)
days of the Closing  Date,  have  been delivered  to  Parent.   Hi-Tech does
not own or control any interest in any corporation, partnership, joint venture or other business association or entity.

      2.2.     CAPITALIZATION.

     The authorized capital stock of Hi-Tech consists of 10,000 shares of common stock, no par value, of which One Thousand Nine Hundred Ninety Three (1,993) will be issued and outstanding on or prior to the Closing. All issued and outstanding shares of capital stock of Hi-Tech are (or will be on the Closing Date) duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of, any preemptive rights. As of the Closing Date: (i) all agreements among the Shareholders and Hi-Tech, if any, shall be validly terminated, and Hi-Tech shall have no liability, of any kind whatsoever, under such agreements; (ii) the only options outstanding under the Hi-Tech Cable Connection, Inc. Incentive Stock Option Plan dated October 1, 1989 or any other option plan, shall be the option granted to Daniel M. Christy for the purchase of Ninety-Six (96) shares of Hi-Tech at $905 per share, which expires (unless exercised) on October 1, 1999 (the "Christy Option") and (iii) the following convertible debenture shall have been properly converted into the shares of Hi-Tech set forth below (the "Convertible Debenture"), and Hi-Tech shall have no further liability, of any kind whatsoever, under such Convertible Debenture:

                                    Date of
Debenture Holder     Face Amount    Issuance            Hi-Tech Shares
----------------     -----------    ---------           ---------------
David R. Hurlbrink     $67,500      November 18, 1994        100

Other than the Christy Option, the Convertible Debenture and that certain debenture held by Martin E. Devlin, Trustee of the Edith
M. Devlin Trust, dated November 29, 1994 in the amount of One Hundred Thousand ($100,000) Dollars (the "Devlin Debenture), there are no outstanding options, warrants, conversion privileges or other rights to purchase or acquire any shares of capital stock or other equity securities of Hi-Tech or any outstanding securities that are convertible into or exchangeable for such shares, securities or rights; and there are no contracts, commitments, understandings, arrangements or restrictions by which Hi-Tech or any of its Shareholders are bound to issue or acquire any additional shares of its capital stock or other equity securities or any options, warrants, conversion privileges or other rights to purchase or acquire any capital stock or other equity securities of Hi-Tech or any securities convertible into or exchangeable for such shares, securities or rights.



      2.3.     AUTHORIZATION.

      The Shareholders and the Board of Directors of Hi-Tech have taken all action required by law, the articles or certificate  of incorporation  and bylaws of Hi-Tech and otherwise  to  authorize the execution, delivery and performance of this Agreement and the
consummation   of   the   transactions  described   herein   (the
"Transactions"). No other consent or approval from any party is necessary to validly complete the Transactions. This Agreement has been duly and validly executed and delivered by the Principal
Shareholders and Hi-Tech, and is the valid and binding legal obligation of the Principal Shareholders and Hi-Tech, enforceable against each of them in accordance with its terms, subject to the affect of applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and other laws affecting the rights of creditors generally (the
"Enforceability Exceptions"), or the availability of specific performance, injunctive relief and other equitable remedies and to general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

      2.4.     NON-CONTRAVENTION.

      Except as set forth on Schedule 2.4, neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or be in conflict with any provision of the articles or certificate of incorporation or bylaws of Hi-Tech; or (ii) be in conflict with, constitute a default under, or accelerate any provision of any instrument, agreement or obligation to which Hi-Tech is a party.

      2.5.     FINANCIAL STATEMENTS.

     Hi-Tech  has  furnished  to  Parent  the  audited  financial statements (balance sheets and statements of earnings and statements of cash flows) for Hi-Tech as of and for the fiscal years ended September 30, 1995 and September 30, 1996, the unaudited balance sheet of Hi-Tech as of July 31, 1997 (the "Latest Balance Sheet"), and the statement of earnings for the ten (10) month period ended July 31, 1997 (collectively, the "Financial Statements"). As of the Closing Date there will be no liability whatsoever for dividends payable to Hi-Tech Shareholders (or any related amounts), and such previously stated amounts shall be converted into equity. Except as set forth on
Schedule 2.5, the Financial Statements: (i) are in accordance with the books and records of Hi-Tech; (ii) fairly present the financial position and the results of operations of Hi-Tech; and
(iii) accurately state the various account balances.

      2.6.     ACCOUNTS RECEIVABLE.

     Except as set forth on Schedule 2.6, the accounts receivable which are reflected in the Latest Balance Sheet or which arose subsequent thereto (i) were validly obtained in the ordinary course of business of
Hi-Tech; and (ii) constitute valid and   enforceable  claims  arising  from
bona fide arms-length transactions, and Hi-Tech has not received any written or oral claims, defenses, or refusals to pay, or granted any rights of set-off with respect to any receivables.

      2.7.     LIABILITIES.

     Except as set forth on Schedule 2.7, Hi-Tech has no liability or obligation of any nature, that is required to be set forth in
accordance   with  generally   accepted   accounting principles, whether
asserted or unasserted, accrued, absolute or contingent or otherwise, and whether due or to become due, that is not reflected or reserved against on the Latest Balance Sheet, except those that may have been incurred after the date of the Latest Balance Sheet in the ordinary course of business and consistent with past practices.

      2.8.     INVESTIGATIONS; LITIGATION.

      Except as described on Schedule 2.8, there are no claims or actions by anyone against or affecting Hi-Tech that are pending or, to the knowledge of Hi-Tech or any of the Principal Shareholders, have been threatened. To the knowledge of Hi-Tech or any of the Principal Shareholders, there is no basis for any such claim or action.

      2.9.     ABSENCE OF CERTAIN CHANGES.

      Except as set forth on Schedule 2.9, since July 31, 1997, Hi-Tech has not suffered any adverse change in its condition (financial or otherwise), working capital, assets, properties, liabilities, obligations, reserves or businesses, or experienced any event or failed to take any action which could reasonably be expected to have a material adverse effect on the business of Hi-Tech.

      2.10.    TITLE TO PROPERTY; CONDITION.

     Except as set forth on Schedule 2.10:

          (a) Hi-Tech has good and marketable title in and to all of the assets reflected in the Latest Balance Sheet and all of the assets  purchased or otherwise acquired since July 31,  1997
     (except for such assets as may have been sold or otherwise disposed of in the ordinary course of business), subject to no lien of any kind;

          (b)  Hi-Tech owns no real property; and

          (c) All inventory of Hi-Tech consists of a quality and quantity usable and salable in the ordinary course of business.

      2.11.    TAX RETURNS.

           To the knowledge of Hi-Tech and each of the Principal Shareholders, proper and accurate amounts have been and will be withheld by Hi-Tech from its employees and properly deposited in appropriate accounts, for all periods up to and through the Closing Date in full and complete compliance with the tax withholding, deposit and payment provisions of applicable federal, state and local laws. Hi-Tech has filed all federal, state and local, as well as other returns and reports that were required to be filed for all periods for which returns were due up to and through the Closing Date, and Hi-Tech has made timely payments of all governmental taxes, levies, duties, license and registration fees, charges or withholdings of any nature whatsoever ("Taxes") shown to be due and payable in respect of such returns and reports. To the knowledge of Hi-Tech and each of the Principal Shareholders, all such returns are true, correct and complete in all material respects. Hi-Tech has had in effect a valid election under Code Section 1362 to be treated as an "S corporation" for each taxable year beginning on April 1, 1989. Neither Hi-Tech nor any of the Principal Shareholders have taken any action to revoke that election. Neither Hi-Tech nor any of the Principal Shareholders are aware of any basis or the existence of any facts that would permit the Internal Revenue Service to revoke that election for any period prior to the Closing Date. Since the effective date of Hi-Tech's election as an S corporation to and including the Closing Date, Hi-Tech will not have incurred or become liable for the payment of any corporate-level income tax, or any related penalties or interest. Except as disclosed on Schedule 2.11, Hi-Tech does not owe any deficiency for any Taxes, and no tax returns are presently under audit or examination by any federal, state or local tax authority, and no adjustments have been proposed or asserted by the Internal Revenue Service or any other agency in respect of any liability for Taxes arising out of or relating to such returns.

      2.12.    INSURANCE.

      Schedule 2.12 contains an accurate and complete list of all policies of fire and other casualty, general liability, theft, life, workers' compensation, health, directors and officers liability, business interruption and other forms of insurance owned or held by Hi-Tech, specifying the insurer, the policy number, the term of the coverage and, in the case of any "claims made" coverage, the same information as to predecessor policies for the previous five years. All present policies are in full force and effect and all premiums that are due as of the date hereof and as of the Closing Date with respect thereto have been paid. Neither Hi-Tech nor any of the Principal Shareholders has been denied any form of insurance and no policy of insurance has been revoked or rescinded during the past three years, except as described under Schedule 2.12.

      2.13.    BENEFIT PLANS.

     Except as disclosed on Schedule 2.13, Hi-Tech does not maintain, is not a party to, bound by or a contributor to, or required to contribute to, (a) any employee pension benefit plans whether or not qualified under Section 401(a) of the Code, (b) any employee welfare benefit plans, or (c) any other compensation, fringe or welfare plan or program, policy, understanding or arrangement providing plan benefits or welfare, with respect to its employees or employees of others (collectively, the "Employee Plans"). As used in this Section, the terms "employee pension benefit plan" and "employee welfare benefit plan" will have the respective meanings assigned to such terms in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). To the knowledge of Hi-Tech and each of the Principal Shareholders, each Employee Plan described on Schedule 2.13 meets all applicable requirements of ERISA, and has been operated and administered in accordance with the Code, ERISA and the plan document. To the knowledge of Hi-Tech and each of the Principal Shareholders, all required government filings and disclosures have been timely and fully made, are true, correct and complete in all material respects, and no prohibited transaction or other act or omission which could result in the imposition of an excise tax has occurred.

      2.14.    CONTRACTS AND COMMITMENTS; NO DEFAULT.

     Schedule 2.14 sets forth a complete and accurate list of all agreements or other binding commitments or proposals involving a possible liability or obligation of Hi-Tech or the other party of at least $25,000 or which are not terminable without penalty at the option of Hi-Tech upon no more than 30 days' notice (the "Contracts"). The aggregate amount of the liabilities or obligations of Hi-Tech or the other parties under agreements or other binding commitments or proposals not listed on Schedule
2.14 does not exceed $100,000. Hi-Tech has made available to Parent true and accurate copies of the Contracts. To the knowledge of Hi-Tech and each of the Principal Shareholders, the Contracts are valid, binding and in full force and effect, and are enforceable in accordance with their respective terms (subject to the Enforceability Exceptions). Hi-Tech is not in default under any of the Contracts, nor has any notice of default been received by Hi-Tech. To the knowledge of Hi-Tech and the Principal Shareholders, all other parties to the Contracts have performed or are performing all obligations required to be performed by them and are not in default thereunder.

      2.15.    LABOR MATTERS.

      Schedule 2.15 sets forth a list of all employees of Hi-Tech and includes their position, current salary, and 1997 wage information for each person. Except as set forth on Schedule
2.15  and  except as are not material to the business of Hi-Tech:
(i) to the knowledge of Hi-Tech and each of the Principal Shareholders, Hi-Tech is and has at all times been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint against either Hi-Tech or any of the Principal Shareholders pending or, to the knowledge of Hi-Tech and each of the Principal Shareholders, threatened before the National Labor Relations Board or any other comparable government authority; (iii) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of Hi-Tech and each of the Principal Shareholders, threatened against or directly affecting Hi-Tech; (iv) no collective bargaining agreement is binding and in force against either Hi-Tech or any of the Principal Shareholders or currently being negotiated by either Hi-Tech or any of the Principal Shareholders; (v) Hi-Tech is not delinquent in payments to any person for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any Pension Plan, Welfare Plan or compensation plan; and (vi) within the 12 month period prior to the date hereof there has not been any expression of intention to Hi-Tech by any officer or key employee to terminate such employment.

      2.16.    INTELLECTUAL PROPERTY RIGHTS.

     Except as disclosed on Schedule 2.16, Hi-Tech does not own or use any patents, trade names, service names, trademarks, service marks, copyrights, or any other intellectual or intangible property or applications therefor and has not conducted business under any corporate, trade or fictitious name other than its current corporate name. There are no pending or, to the knowledge of Hi-Tech and the Principal Shareholders, threatened claims of infringement upon the rights to any intellectual or intangible property of others or, except as set forth on Schedule 2.16, any agreements or undertakings with respect to any such rights.

      2.17.    HAZARDOUS SUBSTANCES AND HAZARDOUS WASTES.

     Except as set forth on Schedule 2.17:

          (a) To the knowledge of Hi-Tech and each Principal Shareholder, there is not now, nor has there ever been, any disposal, release or threatened release of Hazardous Materials (as defined below) on, from or under properties now or ever owned or leased by or to Hi-Tech (the "Properties"). There has not been generated by or on behalf of Hi-Tech any Hazardous Material. To the knowledge of Hi-Tech and each of Principal Shareholder, no Hazardous Material has been disposed of or allowed to be disposed of on or off any of the Properties during the period that Hi-Tech owned or leased the property which may give rise to a clean-up responsibility, personal injury liability or property damage claim against Hi-
     Tech or Hi-Tech being named a potentially responsible party for any such clean-up costs, personal injuries or property damage or create any cause of action by any third party against Hi-Tech.
     For purposes of this subsection, the terms "disposal," "release," and "threatened release" shall have the definitions assigned thereto by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the term "Hazardous Material" means any hazardous or toxic substance, material or waste or pollutants, contaminants or asbestos containing material which is or becomes regulated by any Authority in any jurisdiction in which any of the Properties is located. The term "Hazardous Material" includes without limitation any material or substance which is (i) defined as a "hazardous waste" or a "hazardous substance" under applicable law, (ii) designated as a "hazardous substance" pursuant to Section 311 of the Federal
     Water Pollution Control Act, (iii) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, or (iv) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

          (b) To the knowledge Hi-Tech and each Principal Shareholder, none of the Properties is (or, with respect to past Properties and Properties of former subsidiaries, was at the time of disposition) in violation of any law (with respect to past Properties and Properties of former subsidiaries, laws in effect at the time of disposition) relating to industrial hygiene or to the environmental conditions on, under or about such Properties, including without limitation soil and ground water condition and there are (or at the time of disposition were) no underground tanks or related piping, conduits or related structures. During the period that Hi-Tech owned or leased the Properties, neither Hi-Tech nor, to the knowledge of each Principal Shareholder, any third party used, generated, manufactured or stored on, under or about such Properties or transported to or from such Properties any Hazardous Materials and there has been no litigation brought or threatened against Hi-Tech or any settlements reached by Hi-Tech with any third party or third parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of such Properties.

      2.18.    BROKERS.

      Other than the fee of 20,000 shares of the common stock of Parent owing Ross Crossland Weston & Co. ("RCW") (the "Fee"), neither the Principal Shareholders nor Hi-Tech or any of its directors, officers or employees has employed any broker, finder, or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to either Hi-Tech or any of the Principal Shareholders for any such fee or commission to be claimed by any person or entity. The Fee shall satisfy all unpaid obligations of Hi-Tech, the Principal Shareholders or Parent to RCW, whether accrued, contingent, known or unknown and whether or not related to the Transactions or otherwise.

      2.19.    SHAREHOLDERS' REPRESENTATIONS.

      In addition to the foregoing representations of each of the
Principal  Shareholders, each of the Shareholders executing  this
Agreement,  as  well  as   RCW (collectively,  the  "Investors"),
individually represents and warrants to Parent as follows:

          (a) The Investors are acquiring the shares of Parent's common stock pursuant to the Merger for such Investor's sole account
     (and such Investors will be the sole beneficial owners thereof) for the purpose of investment and not with a view to distribution thereof within the meaning of the Securities Act of 1933, as amended and the rules and regulations thereunder (the "1933
     Act"), nor with any present intention of distribution or selling such shares of Parent common stock in connection with any such distribution, and such Investors understand that such shares have not been registered under the 1933 Act and therefore cannot be resold unless they are registered under the 1933 Act or unless an exemption from registration is available.

          (b) The Investors have received or had access to the reports, proxy statements and registration statements listed on Schedule
     2.19 (the "Eltrax Reports"), and have had sufficient time to review and consider such Eltrax Reports. The Investors have been afforded an opportunity to ask questions of and receive answers from representatives of Parent concerning the terms and conditions of the Transactions and to obtain any additional information as such Investors have requested in writing to verify the accuracy of the Eltrax Reports and copies of any exhibits identified in such documents that such Investors have requested.

          (c) The Investors have accurately, truthfully and completely executed the Investor

      Questionnaire, in the form of Exhibit 2.19.

          (d) The Investors have consented to the following legend on the certificate or certificates for shares of Parent common stock to be issued in connection with the Merger:


          THE  SHARES  OF  COMMON STOCK REPRESENTED  BY
          THIS  CERTIFICATE  HAVE NOT  BEEN  REGISTERED
          UNDER   THE   SECURITIES  ACT  OF   1933   OR
          APPLICABLE STATE SECURITIES LAWS AND  MAY  BE
          SOLD,    PLEDGED,   ASSIGNED   OR   OTHERWISE
          TRANSFERRED ONLY IF A REGISTRATION  STATEMENT
          WITH RESPECT TO SUCH TRANSACTION IS IN EFFECT
          PURSUANT  TO THE PROVISIONS OF SUCH  LAWS  OR
          IF,  IN  THE  OPINION  OF COUNSEL  REASONABLY
          SATISFACTORY TO THE ISSUER, AN EXEMPTION FROM
          THE REGISTRATION REQUIREMENTS OF SUCH LAWS IS
          AVAILABLE.



                             ARTICLE
                                3.
                 REPRESENTATIONS AND WARRANTIES
                            OF PARENT

     The   Parent  represents  and  warrants  to  the   Principal
Shareholders that the following statements are true, complete and correct as of the date hereof and shall be true, complete and correct as of the Closing Date:

      3.1.     ORGANIZATION.

      Each of Parent and Hi-Tech Acquiring Sub is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and each has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its business as it is now being conducted. Hi-Tech Acquiring Sub is a recently-formed Pennsylvania corporation that has not conducted, and will not conduct prior to the Closing, any activities other than those incident to its formation and in connection with the consummation of the Merger. Each of Parent and Hi-Tech Acquiring Sub is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to qualify could have a material adverse effect on the business, results of operations or financial condition of the Parent and its subsidiaries taken as a whole.

      3.2.     AUTHORITY AND VALIDITY OF AGREEMENT.

      The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of Parent and Hi-Tech Acquiring Sub and by Parent as the sole shareholder of Hi-Tech Acquiring Sub, and no other corporate proceedings on the part of Parent or Hi-Tech Acquiring
Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed by each of Parent and Hi-Tech Acquiring Sub and constitutes valid and binding obligations of Parent and Hi-Tech Acquiring Sub, enforceable against each of them in accordance with their terms, subject to the Enforceability Exceptions.

      3.3.     CONSENTS AND APPROVALS.

      The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, except for any applicable requirements of the 1993 Act and state securities laws, and the filing and recordation of appropriate merger documents as required by the PBCL, require any filing with or permit, consent or approval of any authority.

      3.4.     CAPITALIZATION.

      The authorized capital stock of the Parent consists of 50,000,000 shares of common stock and 970,000 shares of undesignated preferred stock, of which there were 8,173,126 shares of Parent common stock issued and outstanding on August 1, 1997. All shares of Parent common stock to be issued and delivered in the Merger will be, at the time of issuance and delivery, validly issued, fully paid, nonassessable and free of preemptive rights.

      3.5.     NON-CONTRAVENTION.

      Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate or be in conflict with any provision of the articles or certificate of incorporation or bylaws of the Parent or Hi-Tech Acquiring Sub; or (ii) be in conflict with, or constitute a default under, any instrument or other agreement or obligation to which the Parent or Hi-Tech Acquiring Sub is a party.


                             ARTICLE
                                4.
                            COVENANTS

      4.1.     HI-TECH'S AGREEMENTS AS TO SPECIFIED MATTERS.

          Except as agreed to in writing by Parent, from the date hereof until the Closing Date, Hi-Tech will operate its business only in the ordinary course consistent with past practice. Hi-Tech will use and the Principal Shareholders will cause it to use its best efforts to preserve intact its business organizations, existing business relationships, goodwill and going concern value.

      4.2.     CONFIDENTIALITY.

      The parties hereto will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the Disclosure of, any of the Information to any person or entity, other than their responsible directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's regular counsel, by other requirements of law, unless the disclosing party first obtains the prior written consent of the other parties hereto. The parties hereto also will promptly return to the party from whom originally received all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. This Section 4.2 survives Closing and any termination of this Agreement.

      4.3.     FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

          (a) Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement, including, but not limited to, any securities filings.

          (b) At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in
     Article 5 and Article 6 hereof.

          (c) Hi-Tech and the Principal Shareholders shall promptly notify Parent of any change or event which could have a materially adverse effect on the assets, operations, business, or condition of Hi-Tech.

          (d) Parent shall promptly notify the Principal Shareholders of any change or event which could have a materially adverse effect on the assets, operations, business, or condition of Parent.

      4.4.     REGISTRATION RIGHTS.

       Parent  agrees  to  provide  the  Shareholders  with   the
registration  rights  with respect to Parent  Common  Stock  they receive  as  Merger  Consideration as set forth  on  Exhibit  4.4 hereto.

      4.5.     CONVERSION OF CHRISTY OPTION.

     Effective on the Closing Date, in substitution of the Christy Option, Daniel M. Christy shall become entitled to incentive stock options under the Eltrax 1997 Stock Incentive Plan, which in accordance with Section 424(a) of the Code, shall grant him equivalent rights to acquire shares of Parent common stock (the "Options"). The issuance of such Options shall occur as soon as practicable following the Distribution Date. The formula for determination of the shares of Parent common stock which may be acquired by exercising the Options shall be:

     Number  of   Shares ("X") = 96  x  Hi-Tech  Common Stock
                                        ----------------------
                                        Parent Common Stock

The  formula  for determination of the exercise  price  for  such
Options shall be:  $86,880
                   -------
                      X

      4.6.     DEVLIN DEBENTURE

      Martin E. Devlin, as Trustee of the Edith M. Devlin Trust, holder of the Devlin Debenture, (the "Holder") covenants that:
(i) upon the conversion, if ever, of the Devlin Debenture into shares of Parent common stock, that the formula for such conversion shall be 125 multiplied by a fraction, the numerator of which shall equal 1993, and the denominator of which shall equal the number of shares of Parent Common Stock as finally determined under Section 1.4(a); (ii) the Holder will agree to undertake whatever action is requested by Parent's lenders to subordinate the Devlin Debenture to all other indebtedness of the Parent; and (iii) such Holder will waive his right to accelerate any payment of the Devlin Debenture, if any, which may arise out of or in connection with the Merger.

                             ARTICLE
                                5.
  CONDITIONS TO OBLIGATION OF PARENT AND HI-TECH ACQUIRING SUB

     The following are conditions to the obligations of the Parent and Hi-Tech Acquiring Sub to close the Transactions:

          (a) The truth of the representations and warranties of Hi-Tech and the Principal Shareholders contained in this Agreement;

          (b) The full performance of all obligations of each of Hi-Tech and the Shareholders contained in this Agreement;

          (c) Parent's receipt of the opinion of Baskin, Leisawitz, Heller and Abramowitch, P.C., counsel for Hi-Tech, dated on the Closing
     Date, in the form reasonably agreed to by counsel for Parent; and

          (d) Parent's receipt of the employment and non-competition agreements of the Principal Shareholders, in a form reasonably agreed to by and among the Parent and Principal Shareholders.

                             ARTICLE
                                6.
  CONDITIONS TO THE OBLIGATION OF HI-TECH AND PRINCIPAL SHAREHOLDERS

     The following are conditions to the obligations of Hi-Tech and the Principal Shareholders to close the Transactions:

          (a) The truth of the representations and warranties of Parent contained in this Agreement;

          (b) The full performance of all obligations of the Parent contained in this Agreement;

          (c) Parent's receipt of the opinion of Jaffe, Raitt, Heuer & Weiss, P.C., counsel for Parent, dated on the Closing Date, in the form reasonably agreed to by counsel for Hi-Tech; and

          (d) The receipt by each of the Principal Shareholders of employment and non-competition agreements with Parent, in a form reasonably agreed to by and among each such Principal Shareholder and the Parent.

                             ARTICLE
                                7.
                   TERMINATION AND ABANDONMENT

      7.1.     METHODS OF TERMINATION.

      This Agreement may be terminated and the transactions contemplated herein may be abandoned in accordance with the following:

          (a) By mutual written consent of Parent, Hi-Tech Acquiring Sub, Hi-Tech and the Principal Shareholders;

          (b) By the Parent and Hi-Tech Acquiring Sub, if any of the conditions provided for in Article 5 have not been satisfied or waived in writing by Parent prior to Closing; or

          (c) By Hi-Tech and the Principal Shareholders, if any of the conditions provided for in Article 6 have not been satisfied or waived in writing by Hi-Tech and Principal Shareholders prior to Closing; and

          (d) On August 31, 1997, if the Transactions have not already closed.

      7.2.     PROCEDURE UPON TERMINATION.

      In  the  event of termination and abandonment  pursuant  to
Section 7.1(a), written notice thereof will forthwith be given to the other party or parties, and the provisions of this Agreement (except to the extent provided in Section 9.1) will terminate, and the transactions contemplated herein will be abandoned, without further action by any party hereto. If this Agreement is terminated as provided herein: (i) each party will, upon request, redeliver all documents, work papers and other material of any other party (and all copies thereof) relating to the transactions contemplated herein, whether so obtained before or after the execution hereof, to the party furnishing the same;
(ii) the confidentiality obligations of Section 4.2 will continue to be applicable; and (iii) except as provided in this Section, no party will have any liability for a breach of any representation, warranty, agreement, covenant or other provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof.


                             ARTICLE
                                8.
                  SURVIVAL AND INDEMNIFICATION

      8.1.     SURVIVAL.

     The representations, warranties and covenants of each of the parties hereto will survive the Closing until one (1) year after the Closing Date.

      8.2.     INDEMNIFICATION BY PARENT.

     Parent agrees to indemnify each of the Shareholders from and against any and all loss, liability or damage suffered or incurred by them including any and all costs and expenses, including without limitation reasonable legal fees and expenses incurred, in connection with enforcing the indemnification rights of Principal Shareholders pursuant to this Section 8.2 by reason of (i) any untrue representation of or breach of warranty set forth in Article 3, and (ii) any and all loss, liability or damage suffered or incurred by the Shareholders by reason of any nonfulfillment of any covenant, agreement or undertaking of Parent in this Agreement

      8.3.     INDEMNIFICATION BY PRINCIPAL SHAREHOLDERS.

      The Principal Shareholders jointly and severally agree to indemnify Parent and Hi-Tech Acquiring Sub, their directors, officers, employees and agents, from and against any and all loss, liability or damage suffered or incurred by them including any and all costs and expenses, including without limitation reasonable legal fees and expenses incurred, in connection with enforcing the indemnification rights of Parent or Hi-Tech Acquiring Sub pursuant to this Section 8.3 by reason of (i) any untrue representation of or breach of warranty set forth in
Article 2, and (ii) any and all loss, liability or damage suffered or incurred by Parent or Hi-Tech Acquiring Sub by reason of any nonfulfillment of any covenant, agreement or undertaking of Hi-Tech or any Shareholders contained in this Agreement.

      8.4.     LIMITATION ON INDEMNIFICATION.

       Except as provided in Section 8.5(b), the Principal Shareholders' aggregate indemnification obligations under this
Article 8 will be limited to the Merger Consideration multiplied by the trading price of Parent's stock on the Closing Date.

      8.5.     INDEMNIFICATION DE MINIMIS THRESHOLD.

          (a) Except as expressively provided otherwise herein, and subject to the provisions of Section 8.5(b), neither of the Shareholders nor the Parent, as the case may be, will be entitled to indemnification under this Agreement unless the aggregate of all claims with respect to matters arising hereunder is more than One Hundred Thousand Dollars ($100,000) (the "Threshold Amount"). When the aggregate amount of all such indemnification claims hereunder equals or exceeds the Threshold Amount, the Parent or the Shareholders, as the case may be, will be entitled to full indemnification of all claims, including the One Hundred Thousand Dollars ($100,000) that amounted to the Threshold Amount. Once the aggregate amount of all indemnification claims hereunder equal or exceed the Threshold Amount, the Shareholders or the Parent, as the case may be, will be entitled to full indemnification for all claims. The parties hereto agree that the Threshold Amount is not a deductible amount, nor will the Threshold Amount be deemed to be a definition of "material" for any purpose in this Agreement.

          (b) Notwithstanding the foregoing, in the case of any untrue representation with respect to which any party had actual knowledge or had actual knowledge of the potential or probable loss, liability or damage (based on actual knowledge of the facts and circumstances giving rise to such loss, liability or damage) without disclosing such information on or prior to the Closing Date, such party shall pay the full indemnification claim without regard to the Threshold Amount set forth in this Section, the overall limitation on amount as set forth in Section 8.4 or the time limitation set forth in Section 8.1.

      8.6.     CLAIMS FOR INDEMNIFICATION.

     The parties intend that all indemnification claims hereunder be made as promptly as practicable by the party seeking indemnification (the "Indemnified Party"). Whenever any claim arises for indemnification hereunder the Indemnified Party will promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the case of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings of a third party
(a "Third Party Claim"), the notice to the Indemnifying Party will specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnifying Party shall have the right to dispute and defend all Third Party Claims and thereafter so defend and pay any adverse final judgment or award or settlement amount in regard thereto. Such defense shall be controlled by the Indemnifying Party, and the cost of such defense shall be borne by the Indemnifying Party, except that the Indemnified Party shall have the right to participate in such defense at its own expense, and PROVIDED, HOWEVER that the Indemnifying Party must first acknowledge that the claim is a bona fide indemnification claim under this Agreement. The Indemnified Party shall cooperate in all reasonable respects in the defense of any such claim, including making personnel, books, and records relevant to the claim available to the Indemnifying Party, without charge, except for reasonable out-of-pocket expenses. If the Indemnifying Party fails to take action within thirty (30) days as set forth above, then the Indemnified Party shall have the right to pay, compromise or defend any Third Party Claim and to assert the amount of any payment on the Third Party Claim plus the reasonable expenses of defense or settlement as the claim. The Indemnified Party shall also have the right, exercisable in good faith, to take such action as may be necessary to avoid a default prior to the assumption of the defense of the Third Party Claim by the Indemnifying Party, and any reasonable expenses incurred by Indemnified Party so acting shall be paid by the Indemnifying Party. Except as otherwise provided herein, the Indemnified Party will not settle or compromise any Third Party Claim for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, which will not be unreasonably withheld. If the Indemnifying Party is of the opinion that the Indemnified Party is not entitled to indemnification, or is not entitled to indemnification in the amount claimed in such notice, it will deliver, within ten (10) business days after the receipt of such notice, a written objection to such claim and written specifications in reasonable detail of the aspects or details objected to, and the grounds for such objection. If the Indemnifying Party filed timely written notice of objection to any claim for indemnification, the validity and amount of such claim will be determined by arbitration pursuant to Section 9.12 hereof. If timely notice of objection is not delivered or if a claim by an Indemnified Party is admitted in writing by an Indemnifying Party or if an arbitration award is made in favor of an Indemnified Party, the Indemnified Party, as a non-exclusive remedy, will have the right to set-off the amount of such claim or award against any amount yet owed, whether due or to become due, by the Indemnified Party or any subsidiary thereof to any Indemnifying Party by reason of this Agreement or any agreement or arrangement or contract to be entered into at the Closing.

      8.7.      SHAREHOLDER PAYMENT OF INDEMNIFICATION CLAIMS OF PARENT.

      In the discretion of each of the Principal Shareholders, any payment on a claim made pursuant to Section 8.6, may be made in cash or shares of Parent Common Stock, with the surrender value of such shares, for purposes of satisfying any such claim, equal to the trading price of Parent's stock in effect on the Closing Date.

                             ARTICLE
                                9.
                    MISCELLANEOUS PROVISIONS

      9.1.     EXPENSES.

     Each of the parties hereto will bear its own costs, fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including without limitation fees, commissions and expenses payable to brokers, finders, investment bankers, consultants, exchange or transfer agents, attorneys, accountants and other professionals, whether or not the Transactions are consummated; provided however, that Parent shall pay the Fee to Ross, Crossland, Weston & Co., and subject to the review of invoices and approval of Parent, the reasonable legal expenses of Hi-Tech, accrued after August 1, 1997 and directly related to the Merger, but only if the Transactions close.

      9.2.     AMENDMENT AND MODIFICATION.

      Subject to applicable law, this Agreement may be amended or modified by the parties hereto at any time prior to the Closing with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

      9.3.     WAIVER OF COMPLIANCE; CONSENTS.

      Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

      9.4.     NO THIRD PARTY BENEFICIARIES.

      Nothing in this Agreement will entitle any person or entity
(other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

      9.5.     NOTICES.

      All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgment, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment:

          If to either Hi-Tech or the Principal Shareholders:

                    To:  Hi-Tech Connections, Inc.
                         1037C MacArthur Road
                         Reading, PA 19605
                         Attention:  Edward C. Barrett
                         Fax: (610) 372-1805

                    With a copy to:

                         Baskin, Leisawitz, Heller & Abramowitch, P.C. 2201 Ridgewood Road, Suite 400
                         Wyomissing, PA 19610
                         Attn: Mervin A. Heller, Jr., Esq.
                         Fax: (610) 372-8671

or to such other person or address as either Hi-Tech or the Principal Shareholders will furnish to the other parties hereto in writing in accordance with this Section.

          If to Parent or the Acquiring Sub:

                    To:  Eltrax Systems, Inc.
                         2000 Town Center, Suite 690
                         Southfield, MI 48075
                         Attn: Clunet R. Lewis
                         Fax:  (810) 358-2743

                    With a copy to:

                         Jaffe, Raitt, Heuer & Weiss, P.C.
                         One Woodward Avenue
                         Suite 2400
                         Detroit, MI 48226
                         Attn: William E. Sider, Esq.
                         Fax: (313) 961-8358

or  to such other person or address as either Parent or Acquiring
Sub will furnish to the other parties hereto in writing in accordance with this Section.

      9.6.     ASSIGNMENT.

      This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties, provided, however, that Parent may assign this Agreement upon notice to Hi-Tech and each of the Principal Shareholders, in whole or in any part, and from time to time, to a wholly-owned, direct or indirect, subsidiary of Parent, if Parent remains bound hereby.

      9.7.     GOVERNING LAW.

      This Agreement and all legal relations among the parties hereto will be governed by and construed in accordance with the substantive laws of the State of Michigan (without regard to principles of conflict of laws that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

      9.8.     COUNTERPARTS.

     This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      9.9.     HEADINGS.

      The table of contents and the headings of the sections and Articles of this Agreement are inserted for convenience only and will not constitute a part hereof.

      9.10.    ENTIRE AGREEMENT.

      The Schedules and the Exhibits and other writings referred to in this Agreement, together with this Agreement embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as "this Agreement" or the
"Agreement". This Agreement supersedes all prior and contemporaneous oral and written agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement (including without limitation the letter of intent dated March 17, 1997 between Parent, Hi-Tech, and Principal Shareholders and all amendments and extensions thereof).

      9.11.    INJUNCTIVE RELIEF.

      It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants in
Section 4.2. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party will be entitled to injunctive relief against the threatened breach of Section 4.2 hereof or the continuation of any such breach without the necessity of proving actual damages and may seek specific enforcement of the terms thereof.

      9.12.    ARBITRATION.

       With the sole exception of the injunctive relief contemplated by Section 9.11 hereof, any controversy or claim arising  out  of  or relating to this Agreement, or  the  making, performance or interpretation hereof, including without limitation alleged fraudulent inducement hereof, will be settled by binding arbitration in Southfield, Michigan by a panel of three arbitrators in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any arbitration award may be entered in any court having jurisdiction thereof and the parties consent to the jurisdiction of the courts of the State of Michigan for this purpose.

      9.13.    ATTORNEYS FEES.

      If any arbitration, litigation or similar proceedings are brought by any party to enforce any obligation or to pursue any remedy under this Agreement, the party prevailing in any such arbitration, litigation or similar proceedings will be entitled to costs of collection, if any, and reasonable attorneys fees incurred in connection with such proceedings and in collecting or enforcing any award granted therein.

      9.14.    VENUE; JURISDICTION.

     The parties agree that all actions or proceedings arising in connection with this Agreement and the instruments, agreements and documents executed pursuant to the terms of this Agreement shall be tried, litigated and arbitrated only in the courts of
the  United States located in the Eastern District of   Michigan,
the Michigan state courts, or the office of the American Arbitration Association located nearest Southfield, Michigan. Hi-Tech, each Shareholder and Parent irrevocably accept for itself or himself and in respect of its or his property, generally and
unconditionally,  the  jurisdiction  of  such  courts.   Hi-Tech,
Shareholders and Parent irrevocably consent to the service of process out of any such courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address as set forth in this Agreement, or in the records of the Surviving Corporation, such service to become effective ten (10) days after such mailing. Nothing in this Section 9.14 shall affect the right of any party to serve process in any other manner permitted by law. Hi-Tech, each Shareholder and Parent irrevocably waive any right it or he may have to assert the doctrine of FORUM NON CONVENIENS or to object to venue to the extent any proceeding is brought in accordance with this Section 9.14.

      9.15.    KNOWLEDGE OF HI-TECH AND PRINCIPAL SHAREHOLDERS.

      Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of Hi-Tech and the Principal Shareholders, such phrase will include the actual present knowledge of either one or all of the Principal Shareholders assuming that such Principal Shareholders have made reasonable diligent inquiry as to the matters that are the subject of the representations and warranties.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PARENT:                          HI-TECH:

Eltrax Systems, Inc.             Hi-Tech Connections, Inc.

By:  /s/ Clunet Lewis            By:  /s/ Edward C. Barrett
     -------------------              --------------------------
     Clunet Lewis                     Edward C. Barrett

Its: Secretary                   Its: President

                                 HI-TECH ACQUIRING SUB:

                                 Hi-Tech Acquiring Corporation

                                 By:  /s/ Clunet R. Lewis
                                      ----------------------
                                      Clunet R. Lewis
                                 Its:   President

                                 PRINCIPAL SHAREHOLDERS:


                                   /s/ Edward C. Barrett
                                   -----------------------
                                   Edward C. Barrett

                                   /s/ Daniel M. Christy
                                   -----------------------
                                   Daniel M. Christy

                                   /s/ David R. Hurlbrink
                                   -----------------------
                                   David R. Hurlbrink


                                 WITH RESPECT TO SECTIONS 2.18 AND 2.19 ONLY:
                                 Ross Crossland Weston & Co.


                                 By:  /s/  Randy Ross
                                      -------------------

                                 Its: Chairman

                                 WITH RESPECT TO SECTION 4.6 ONLY:

                                 Edith M. Devlin Trust u/a/d November 29, 1994


                                 By:  /s/ Martin E. Devlin
                                      ---------------------------
                                      Martin E. Devlin, Trustee

                                 WITH RESPECT TO SECTION 2.5, 2.19 AND
                                 9.14 ONLY:


                                   /s/ David W. Spatz
                                   ----------------------
                                   David W. Spatz


                                   /s/ Raymond H. Melcher
                                   ------------------------
                                   Raymond H. Melcher, Jr.


                                   /s/ Timoth E. Devlin
                                   ------------------------
                                   Timothy E. Devlin

                     EXHIBITS and SCHEDULES

Exhibit 1.1       Articles of Merger - Hi-Tech Acquiring  Sub into Hi-Tech
Schedule 2.1      Hi-Tech Disclosure Regarding Corporate Organization
Schedule 2.4      Hi-Tech Disclosure Regarding Non-Contravention
Schedule 2.5      Hi-Tech Disclosure Regarding Financials
Schedule 2.6      Hi-Tech Disclosure Regarding Accounts Receivable
Schedule 2.7      Hi-Tech Disclosure Regarding Liabilities
Schedule 2.8      Hi-Tech Disclosure Regarding Litigation
Schedule 2.9      Hi-Tech Disclosure Regarding Adverse Changes
Schedule 2.10     Hi-Tech Disclosure Regarding Title to Assets
Schedule 2.11     Hi-Tech Disclosure Regarding Taxes
Schedule 2.12     Hi-Tech Disclosure Regarding Insurance
Schedule 2.13     Hi-Tech Disclosure Regarding Benefit Plans
Schedule 2.14     Hi-Tech Disclosure Regarding Contracts
Schedule 2.15     Hi-Tech Disclosure Regarding Labor Matters
Schedule 2.16     Hi-Tech Disclosure Regarding Intellectual Property
Schedule 2.17     Hi-Tech Disclosure Regarding Hazardous Substances
Schedule 2.19     Parent Disclosure of Eltrax Reports
Exhibit 2.19      Investor Questionnaire
Exhibit 4.4       Registration Rights of Shareholders



      In  accordance with Item 601(b)(2) of Regulation  S-K,  the exhibits and schedules described in the List of Exhibits and Schedules of this Agreement have not been filed with the Current Report on Form 8-K to which this Agreement is an exhibit. The Registrant hereby agrees to furnish supplementally copies of such exhibits and schedules to the Commission upon request.